SUN
SUN COMMUNITIES, INC.

Press Release

SECOND QUARTER 2015

NEWS RELEASE
July 30, 2015

Sun Communities, Inc. Reports 2015 Second Quarter Results and Announces a Repurchase Agreement for Series A-4 Preferred Stock

Southfield, Michigan, July 30, 2015 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing ("MH") and recreational vehicle ("RV") communities, today reported its second quarter results.

Highlights: Three Months Ended June 30, 2015

•
Funds from operations ("FFO")(1) excluding certain items was $0.87 per diluted share and OP unit ("Share") for the three months ended June 30, 2015, representing a 10 percent increase over the same period last year.

•	Same site Net Operating Income ("NOI")(2) increased by 8.8 percent as compared to the three months ended June 30, 2014.

•	Revenue producing sites increased by 500 sites during the three months ended June 30, 2015, bringing total portfolio occupancy to 93.5 percent.

•	New home sales more than doubled as compared to the three months ended June 30, 2014. Total homes sales increased by 10.6 percent for the same period.

•	Acquired seven MH communities; six in Florida and one in South Carolina adding 3,554 sites for approximately $288.8 million and one RV resort in Texas with 241 sites for $27.1 million.

“We have successfully merged the operations and cultures of our recent portfolio acquisitions and are operating as a unified portfolio. The acquired communities are delivering solid results which complement the excellent performance of our core portfolio,” said Gary A. Shiffman, Chairman and CEO.  “We plan to continue to acquire high quality assets with significant upside potential where Sun's experienced operations team can utilize their expertise to build long term shareholder value,” Shiffman added.

Funds from Operations ("FFO")(1)

FFO(1) excluding certain items was $52.0 million and $34.7 million, or $0.87 and $0.79 per Share, for the three months ended June 30, 2015 and 2014, respectively. For the six months ended June 30, 2015 and 2014 FFO(1) excluding certain items was $100.4 million and $72.9 million, or $1.76 and $1.74 per Share, respectively.

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the second quarter of 2015 was $12.3 million, or $0.23 per diluted common share, as compared to net income of $4.9 million, or $0.12 per diluted common share for the second quarter of 2014.

Sun Communities, Inc. 2nd Quarter 2015                                 Page 2

Net income attributable to common stockholders for the six months ended June 30, 2015 was $19.2 million, or $0.36 per diluted common share, as compared to net income of $12.8 million, or $0.33 per diluted common share for the six months ended June 30, 2014.

Community Occupancy

Total portfolio occupancy increased to 93.5 percent at June 30, 2015 from 91.0 percent at June 30, 2014. During the second quarter of 2015, revenue producing sites increased by 500 sites, or 17.1 percent, as compared to 427 revenue producing sites gained in the second quarter of 2014.

Revenue producing sites increased by 999 sites for the six months ended June 30, 2015 as compared to 987 revenue producing sites gained during the six months ended June 30, 2014.

Same Site Results

For the 177 communities owned throughout 2015 and 2014, second quarter 2015 total revenues increased 8.2 percent and total expenses increased 6.8 percent, resulting in an increase in NOI(2) of 8.8 percent over the second quarter of 2014. Same site occupancy increased to 94.6 percent at June 30, 2015 from 93.1 percent at June 30, 2014.

For the six months ended June 30, 2015, total revenues increased 7.4 percent and total expenses increased 4.6 percent, resulting in an increase in NOI(2) of 8.7 percent over the six months ended June 30, 2014.

"Our same site revenue growth is primarily from occupancy gains and rental increases and is being further enhanced by the solid growth in our transient RV revenues which is demonstrated by the 9% year over year revenue growth during the Memorial Day and Fourth of July holiday weekends," said Mr. Shiffman.  “We are pleased that our RV communities continue to offer a resort experience attracting both new and loyal repeat travelers.”

Home Sales

Sales of 65 new homes occurred during the second quarter of 2015, representing an increase of over 140% for the same three month period in 2014. Total home sales were 576 for the second quarter as compared to 521 homes sold during the second quarter of 2014.

During the six months ended June 30, 2015, 1,119 homes were sold compared to the 890 for the same period ending 2014, resulting in an additional 229 homes sold during 2015 or a 25.7 percent increase. Rental homes sales, which are included in total home sales, were 388 and 354 for the six months ended June 30, 2015 and 2014.

On a same site basis the average selling price of new homes sold during the first six months of 2015 was $91,122, an increase of 8.1 percent, from $84,310 during the same period in 2014. The increase in average selling price for pre-owned homes was 10.3 percent, or $26,529 as compared to $24,046 for the first half of 2015 and 2014, respectively.

Acquisitions (3)

In addition to the previously announced $256.2 million acquisition of six manufactured home communities in the Orlando, Florida area, the Company completed the acquisition of two additional communities:

Sun Communities, Inc. 2nd Quarter 2015                                 Page 3

•
Lakeside Crossing - a high quality age restricted manufactured home community near Myrtle Beach, South Carolina, for cash of $32.6 million (including associated manufactured homes). This community has 419 sites and approximately 275 zoned and approved expansion sites. With this acquisition the Company is now operating in 30 states.

•
La Hacienda - a high end recreational vehicle resort located in Austin, Texas for $27.1 million in cash. This resort is comprised of 241 sites. In recognition of its superior quality, La Hacienda was recently awarded the 2014 Large Park of the Year Award by the Texas Association of Campground Owners.

Debt Transaction

In May 2015, the Company defeased a total of $70.6 million aggregate principal amount of collateralized term loans with an interest rate of 5.32% that were due to mature on July 1, 2016. This transaction released ten communities, of which three communities are under contract to be disposed as described below, and three communities are identified as potential disposition communities. As a result of the defeasance, the Company recognized a loss on debt extinguishment of $2.8 million.

Equity Transaction

On July 29, 2015, the Company entered into a repurchase agreement with certain holders of the Company’s 6.50% Series A-4 Cumulative Convertible Preferred Stock under which, at the holders’ election, the Company is obligated to repurchase up to 5,926,322 shares of the Series A-4 preferred stock from the holders of those shares. Each holder may elect to sell its shares to the Company until August 10, 2015. The purchase price is $31.08 per Series A-4 preferred share, which consists of a price per share of $30.90 plus $0.18 for accrued and unpaid distributions from and including June 30, 2015 to, but not including, August 10, 2015. Neither the foregoing description of the repurchase agreement nor this press release is an offer to purchase or a solicitation of an offer to sell the Series A-4 preferred shares.

Anticipated Transactions

The Company has entered into agreements to acquire three recreational vehicle communities containing approximately 1,185 developed sites for a combined purchase price of $76.2 million and has completed its due diligence with respect to such communities.

The Company has entered into an agreement to sell six of its manufactured home communities containing approximately 2,200 sites and associated homes and notes for net proceeds of $68.0 million which transaction includes a significant non-refundable deposit.

The Company has received a commitment letter from certain lenders for a new $450 million senior unsecured credit facility that the Company expects will replace its current $350 million senior secured revolving credit facility.

The Company expects these transactions to close in August 2015, except for the sale of three of the manufactured home communities, which is expected to close in October 2015. The closing of the credit facility is subject to negotiation and execution of definitive agreements, the closing of each of the acquisitions and dispositions is subject to customary closing conditions, and there can be no assurance that any of these transactions will close.

Sun Communities, Inc. 2nd Quarter 2015                                 Page 4

Guidance

The Company has increased its guidance for full-year 2015 FFO(1) excluding certain items to $3.62 - $3.72 per Share, an increase of $0.07 at the midpoint, from its most recently issued guidance of $3.55 - $3.65 per Share. The revised guidance takes into consideration the Company’s out performance as compared to its internal estimates, incorporates the anticipated acquisition of three communities and disposition of six communities as noted above. Guidance includes no impact from the 6.50% Series A-4 Cumulative Convertible Preferred Stock repurchase agreement as the Company has no indication of how many shareholders will exercise their sale right. FFO(1) excluding certain items assumes that all transaction costs and debt extinguishment costs are added back in the computation of FFO(1) while the distribution from affiliates is removed from FFO(1).

The Company provides guidance for FFO(1) excluding certain items of $1.03 - $1.05 per Share for the third quarter 2015.

Below are updates to the guidance previously provided. Items not addressed below remain unchanged.

•
Recreational Vehicle Revenue: Revenue from the Company's recreational vehicle communities contains a component of transient revenue from guest stays that are other than a full year or full season. Transient revenue is expected to be approximately $39.5 million for the year of which the Company expects to earn 45.3 percent in the third quarter and 15.1 percent in the fourth quarter.

•	Same Site Portfolio: The Company's same site property portfolio of 171 communities has been adjusted for the out performance of the portfolio and the six anticipated dispositions discussed above.

SAME SITE PORTFOLIO (171 communities)	2014	Forecasted	2015
(amounts in millions)	Actual	% Growth	Projected
REVENUES:
Revenue- annual and seasonal	$266.2	7.1%	$285.1
Revenue- transient	21.5	10.2%	23.7
Other property income	15.9	8.8%	17.3
Income from real property*	303.6	7.4%	326.1

PROPERTY OPERATING EXPENSES:
Real estate tax	22.0	2.7%	22.6
Property operating and maintenance expense *	70.5	2.4%	72.2
Total operating expense	92.5	2.5%	94.8

NOI (2) from Real Property	$211.1	9.6%	$231.3

*The foregoing table nets $20.3 million of utility revenue against the related utility expense in property operating and maintenance expense.

Sun Communities, Inc. 2nd Quarter 2015                                 Page 5

•	Acquisition Portfolio: Information pertaining to the 77 properties excluded from the Company's same site portfolio is presented in the table below.

ACQUISITION PORTFOLIO (77 communities)	2015
(amounts in millions)	Projected
REVENUES:
Revenue- annual and seasonal	$128.2
Revenue- transient	15.8
Utility and other property income	8.0
Income from real property	152.0

PROPERTY OPERATING EXPENSES:
Real estate tax	12.0
Property operating and maintenance	35.3
Total operating expense	47.3

NOI (2) from Real Property	$104.7

•	Home Sales: the table below details the Company's 2015 projected home sales.

HOME SALES	2015
(amounts in millions, except items with *)	Projected

Number of new home sales*	255
Average selling price*	$85,861
Revenue from new home sales	21.9
Cost of new home sales	18.1
Gross profit/(NOI) (2)	$3.8

Number of pre-owned home sales*	2,056
Average selling price*	$24,525
Revenue from pre-owned home sales	50.4
Cost of pre-owned home sales	36.2
Gross profit/(NOI) (2)	$14.2

The gain on sale of the rental homes, which is included in the table above and excluded from
FFO(1), is expected to approximate $7.8 million.

•	Other Income, net: Interest income, ancillary revenues net of ancillary expenses, brokerage commissions and other income, net, is expected to approximate $24.2 million.

Sun Communities, Inc. 2nd Quarter 2015                                 Page 6

•	Rental Home Program: the table below details the Company's 2015 projected rental program.

RENTAL PROGRAM	2014	Forecasted	2015
(amounts in millions)	Actual	% Growth	Projected
Rental home revenue	$39.2	18.1%	$46.3
Rental home operating and maintenance	23.3	2.2%	23.8
Rental Program NOI (2)	$15.9	41.5%	$22.5

•	General and Administrative Expenses-real property: These expenses are estimated at $40.0 - $41.0 million.

The estimates and assumptions presented above represent the mid-point of a range of possible outcomes and may differ materially from actual results.

The estimates and assumptions presented above are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

Sun Communities, Inc. 2nd Quarter 2015                                 Page 7

Earnings Conference Call

A conference call to discuss second quarter operating results will be held on Thursday July 30, 2015 at 11:00 A.M. (ET). To participate, call toll-free 888-572-7034. Callers outside the U.S. or Canada can access the call at 719-785-1753. A replay will be available following the call through August 13, 2015, and can be accessed toll-free by calling 888-203-1112 or by calling 719-457-0820. The Conference ID number for the call and the replay is 5006919. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 251 communities comprising approximately 93,100 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact

Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Sun Communities, Inc. 2nd Quarter 2015                                 Page 8

Forward-Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of the recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2014 Annual Report on Form 10-K, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 2nd Quarter 2015                                 Page 9

(1)
Funds from operations attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities ("FFO") is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

(3)	The consideration amounts presented with respect to acquired communities represent the economic transaction and do not contemplate the fair value purchase accounting required by GAAP.

Sun Communities, Inc. 2nd Quarter 2015                                 Page 10

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(unaudited) June 30, 2015	December 31, 2014
ASSETS
Investment property, net (including $92,687 and $94,230 for consolidated variable interest entities at June 30, 2015 and December 31, 2014)	$3,716,141	$2,568,164
Cash and cash equivalents	11,930	83,459
Inventory of manufactured homes	10,246	8,860
Notes and other receivables, net	188,036	174,857
Other assets, net	106,496	102,352
TOTAL ASSETS	$4,032,849	$2,937,692
LIABILITIES
Debt (including $64,968 and $65,849 for consolidated variable interest entities at June 30, 2015 and December 31, 2014)	$2,343,821	$1,826,293
Lines of credit	37,742	5,794
Other liabilities	235,508	165,453
TOTAL LIABILITIES	$2,617,071	$1,997,540
Commitments and contingencies
Series A-4 preferred stock, $0.01 par value. Issued and outstanding: 6,365 shares at June 30, 2015 and 483 shares at December 31, 2014	$190,079	$13,610
Series A-4 preferred OP units	$24,155	$18,722
STOCKHOLDERS’ EQUITY
Series A preferred stock, $0.01 par value. Issued and outstanding: 3,400 shares at June 30, 2015 and December 31, 2014	$34	$34
Common stock, $0.01 par value. Authorized: 90,000 shares; Issued and outstanding: 53,783 shares at June 30, 2015 and 48,573 shares at December 31, 2014	538	486
Additional paid-in capital	2,038,229	1,741,154
Distributions in excess of accumulated earnings	(911,628)	(863,545)
Total Sun Communities, Inc. stockholders' equity	1,127,173	878,129
Noncontrolling interests:
Common and preferred OP units	75,356	30,107
Consolidated variable interest entities	(985)	(416)
Total noncontrolling interest	74,371	29,691
TOTAL STOCKHOLDERS’ EQUITY	1,201,544	907,820
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,032,849	$2,937,692

Sun Communities, Inc. 2nd Quarter 2015                                 Page 11

Consolidated Statements of Operations
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES
Income from real property	$125,833	$86,105	$245,358	$173,602
Revenue from home sales	18,734	14,813	35,568	24,936
Rental home revenue	11,495	9,733	22,624	19,135
Ancillary revenues	5,254	4,254	8,445	6,690
Interest	3,893	3,526	7,877	6,880
Brokerage commissions and other income, net	729	95	1,266	382
Total revenues	165,938	118,526	321,138	231,625
COSTS AND EXPENSES
Property operating and maintenance	34,507	25,193	63,721	48,382
Real estate taxes	8,796	6,079	17,511	12,088
Cost of home sales	13,702	11,100	26,259	18,948
Rental home operating and maintenance	5,479	5,213	11,084	10,464
Ancillary expenses	4,149	3,139	6,695	5,057
General and administrative - real property	10,486	8,393	20,316	16,206
General and administrative - home sales and rentals	3,957	3,119	7,445	5,618
Transaction costs	2,037	1,104	11,486	1,864
Depreciation and amortization	41,411	30,045	85,412	58,934
Extinguishment of debt	2,800	—	2,800	—
Interest	26,751	17,940	52,140	35,530
Interest on mandatorily redeemable debt	787	806	1,639	1,609
Total expenses	154,862	112,131	306,508	214,700
Income before other gains (losses)	11,076	6,395	14,630	16,925
(Loss) gain on disposition of properties, net	(13)	885	8,756	885
Provision for state income taxes	(77)	(70)	(152)	(139)
Distributions from affiliate	7,500	400	7,500	800
Net income	18,486	7,610	30,734	18,471
Less: Preferred return to Series A-1 preferred OP units	622	664	1,253	1,336
Less: Preferred return to Series A-3 preferred OP units	46	46	91	91
Less: Preferred return to Series A-4 preferred OP units	353	—	706	—
Less: Preferred return to Series C preferred OP units	340	—	340	—
Less: Amounts attributable to noncontrolling interests	743	458	1,007	1,242
Net income attributable to Sun Communities, Inc.	16,382	6,442	27,337	15,802
Less: Preferred stock distributions	4,088	1,514	8,174	3,028
Net income attributable to Sun Communities, Inc. common stockholders	$12,294	$4,928	$19,163	$12,774
Weighted average common shares outstanding:
Basic	52,846	40,331	52,672	38,413
Diluted	53,237	40,546	53,060	38,631
Earnings per share:
Basic	$0.23	$0.12	$0.36	$0.33
Diluted	$0.23	$0.12	$0.36	$0.33

Sun Communities, Inc. 2nd Quarter 2015                                 Page 12

Reconciliation of Net Income to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income attributable to Sun Communities, Inc. common stockholders	$12,294	$4,928	$19,163	$12,774
Adjustments:
Preferred return to Series A-1 preferred OP units	622	664	1,253	1,336
Preferred return to Series A-3 preferred OP units	46	46	91	91
Preferred return to Series A-4 preferred stock	2,574	—	—	—
Amounts attributable to noncontrolling interests	566	458	779	1,242
Depreciation and amortization	40,969	30,374	85,234	59,542
Loss (gain) on disposition of properties, net	13	(885)	(8,756)	(885)
Loss (gain) on disposition of assets, net	(2,426)	(2,014)	(4,128)	(3,028)
Funds from operations ("FFO") attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1)(4)	54,658	33,571	93,636	71,072
Adjustments:
Distribution from affiliate	(7,500)	—	(7,500)	—
Transaction costs	2,037	1,104	11,486	1,864
Extinguishment of debt	2,800	—	2,800	—
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items (1)(4)	$51,995	$34,675	$100,422	$72,936

Weighted average common shares outstanding:	52,846	40,331	52,672	38,413
Add:
Common stock issuable upon conversion of stock options	12	14	14	15
Restricted stock	379	201	374	203
Common OP units	2,916	2,069	2,738	2,069
Common stock issuable upon conversion of Series A-1 preferred OP units	1,012	1,082	1,026	1,095
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Common stock issuable upon conversion of Series A-4 preferred stock	2,829	—	—	—
Weighted average common shares outstanding - fully diluted	60,069	43,772	56,899	41,870

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) per Share - fully diluted	$0.91	$0.77	$1.65	$1.70
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items(1) per Share - fully diluted	$0.87	$0.79	$1.76	$1.74
(4) The effect of certain anti-dilutive convertible securities is excluded from these items.

Sun Communities, Inc. 2nd Quarter 2015                                 Page 13

Statement of Operations – Same Site
(in thousands except for Other Information)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	Change	% Change	2015	2014	Change	% Change

Income from real property	$80,836	$74,727	$6,109	8.2%	$164,719	$153,301	$11,418	7.4%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	7,354	6,620	734	11.1%	14,027	12,731	1,296	10.2%
Legal, taxes, & insurance	1,423	1,091	332	30.4%	2,808	2,356	452	19.2%
Utilities	4,893	4,825	68	1.4%	10,045	9,906	139	1.4%
Supplies and repair	3,683	3,467	216	6.2%	5,532	5,649	(117)	(2.1)%
Other	2,629	2,407	222	9.2%	4,741	4,606	135	2.9%
Real estate taxes	5,723	5,648	75	1.3%	11,518	11,293	225	2.0%
Property operating expenses	25,705	24,058	1,647	6.8%	48,671	46,541	2,130	4.6%
NET OPERATING INCOME ("NOI")(2)	$55,131	$50,669	$4,462	8.8%	$116,048	$106,760	$9,288	8.7%

	As of June 30,
OTHER INFORMATION	2015	2014	Change
Number of properties	177	177	—
Developed sites	66,516	66,237	279
Occupied sites (5)	56,063	54,376	1,687
Occupancy % (5) (6)	94.6%	93.1%	1.5%
Weighted average monthly rent per site - MH	$468	$453	$15
Weighted average monthly rent per site - RV (7)	$399	$389	$10
Weighted average monthly rent per site - Total	$458	$444	$14
Sites available for development	6,197	6,118	79

(5) Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.
(6) Occupancy % excludes recently completed but vacant expansion sites.
(7) Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 2nd Quarter 2015                                 Page 14

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	Change	% Change	2015	2014	Change	% Change
REVENUES:
Rental home revenue	$11,495	$9,733	$1,762	18.1%	$22,624	$19,135	$3,489	18.2%
Site rent included in Income from real property	15,551	13,514	2,037	15.1%	30,678	26,616	4,062	15.3%
Rental Program revenue	27,046	23,247	3,799	16.3%	53,302	45,751	7,551	16.5%

EXPENSES:
Commissions	752	621	131	21.1%	1,586	1,222	364	29.8%
Repairs and refurbishment	2,322	2,405	(83)	(3.5)%	4,738	4,810	(72)	(1.5)%
Taxes and insurance	1,544	1,254	290	23.1%	3,020	2,622	398	15.2%
Marketing and other	861	933	(72)	(7.7)%	1,740	1,810	(70)	(3.9)%
Rental Program operating and maintenance	5,479	5,213	266	5.1%	11,084	10,464	620	5.9%

NET OPERATING INCOME ("NOI") (3)	$21,567	$18,034	$3,533	19.6%	$42,218	$35,287	$6,931	19.6%

Occupied rental home information as of June 30, 2015 and 2014:
Number of occupied rentals, end of period*					11,395	10,226	1,169	11.4%
Investment in occupied rental homes					$445,446	$384,064	$61,382	16.0%
Number of sold rental homes*					388	354	34	9.6%
Weighted average monthly rental rate*					$835	$804	$31	3.9%

Sun Communities, Inc. 2nd Quarter 2015                                 Page 15

Homes Sales Summary
(amounts in thousands except for *)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	Change	% Change	2015	2014	Change	% Change
New home sales	$5,175	$2,412	$2,763	114.6%	$10,421	$4,575	$5,846	127.8%
Pre-owned home sales	13,559	12,401	1,158	9.3%	25,147	20,361	4,786	23.5%
Revenue from home sales	18,734	14,813	3,921	26.5%	35,568	24,936	10,632	42.6%

New home cost of sales	4,418	2,041	2,377	116.5%	8,609	3,875	4,734	122.2%
Pre-owned home cost of sales	9,284	9,059	225	2.5%	17,650	15,073	2,577	17.1%
Cost of home sales	13,702	11,100	2,602	23.4%	26,259	18,948	7,311	38.6%

NOI / Gross Profit (2)	$5,032	$3,713	$1,319	35.5%	$9,309	$5,988	$3,321	55.5%

Gross profit – new homes	$757	$371	$386	104.0%	$1,812	$700	$1,112	158.9%
Gross margin % – new homes	14.6%	15.4%	(0.8)%		17.4%	15.3%	2.1%
Average selling price - new homes*	$79,607	$89,260	$(9,653)	(10.8)%	$79,546	$84,730	$(5,184)	(6.1)%

Gross profit – pre-owned homes	$4,275	$3,342	$933	27.9%	$7,497	$5,288	$2,209	41.8%
Gross margin % – pre-owned homes	31.5%	26.9%	4.6%		29.8%	26.0%	3.8%
Average selling price - pre-owned homes*	$26,534	$25,107	$1,427	5.7%	$25,453	$24,355	$1,098	4.5%

Home sales volume:
New home sales*	65	27	38	140.7%	131	54	77	142.6%
Pre-owned home sales*	511	494	17	3.4%	988	836	152	18.2%
Total homes sold*	576	521	55	10.6%	1,119	890	229	25.7%

Sun Communities, Inc. 2nd Quarter 2015                                 Page 16

Acquisition Summary - Properties Acquired in 2014 and 2015
(amounts in thousands except for statistical data)

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
REVENUES:
Income from real property (excluding transient revenue)	$36,615	$66,138
Transient revenue	3,192	3,692
Revenue from home sales	4,835	9,514
Rental home revenue	715	1,438
Ancillary revenues	2,340	2,766
Total revenues	47,697	83,548
COSTS AND EXPENSES:
Property operating and maintenance	10,129	16,639
Real estate taxes	2,743	5,664
Cost of home sales	3,878	7,514
Rental home operating and maintenance	151	233
Ancillary expense	1,409	1,692
Total expenses	18,310	31,742

NET OPERATING INCOME ("NOI") (2)	$29,387	$51,806

		As of June 30, 2015
Other information:
Number of properties		74
Developed sites		26,569
Occupied sites (5)		22,620
Occupancy % (5)		91.9%
Weighted average monthly rent per site - MH		$483
Weighted average monthly rent per site - RV (7)		$431
Weighted average monthly rent per site - MH/RV		$481

Home sales volume :
New homes		83
Pre-owned homes		191

Occupied rental home information :
Number of occupied rentals, end of period		451
Investment in occupied rental homes (in thousands)		$11,752
Weighted average monthly rental rate		$1,018

(5) Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.
(7) Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 2nd Quarter 2015                                 Page 17